Table of Contents

Exhibit 15.1

Consent of Engeval Engenharia de Avaliações Ltda

June 23, 2010

TAM S.A.
TAM Linhas Aéreas S.A.
TAM Capital Inc.

c/o TAM S.A.
Av. Jurandir, 856, Lote 4, 1° andar
04072‑000, São Paulo, SP
Federative Republic of Brazil

Ladies and Gentlemen:

We, Engeval Engenharia de Avaliações Ltda., part of the ArcaLaudis — Global Network of International Valuers and Loss Assessors, hereby consent to being named in the Annual Report on Form 20‑F of TAM S.A., TAM Linhas Aéreas S.A. and TAM Capital Inc. (together, "TAM") for the year ended December 31, 2009 (the "2009 20‑F") in reference to our preparation of valuations of TAM's flight equipment as at January 1, 2007, December 31, 2007, December 31, 2008 and December 31, 2009.

We also consent to the incorporation by reference of the 2009 20‑F into the Registration Statement on Form F‑3 of TAM S.A. (File No. 333‑147020), TAM Linhas Aéreas S.A. (File No. 333‑147020‑01) and TAM Capital Inc. (File No. 333‑147020‑02), in each case including all amendments thereto.

Very truly yours,

Engeval Engenharia de Avaliações Ltda.
part of the ArcaLaudis — Global Network of International Valuers and Loss
Assessors

/s/ Normado Descio
Normado Descio